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                     U.S. Securities and Exchange Commission

                             Washington, D.C. 20549

                              --------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  DECEMBER 1, 2000

                                SUMMA INDUSTRIES
             (Exact name of registrant as specified in its charter)

         DELAWARE                         1-7755                95-1240978
(State or other jurisdiction of        (Commission          (I.R.S. employer
 incorporation or organization)        file number)       identification number)

        21250 HAWTHORNE BOULEVARD, SUITE 500, TORRANCE, CALIFORNIA 90503
          (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (310) 792-7024



                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)


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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

          On December 1, 2000, Ram Belts & Chains, Inc., a newly-formed Delaware corporation and wholly-owned subsidiary of the Registrant ("Buyer"), consummated its purchase of substantially all of the assets of the Ram Belts & Chains division (the "Ram Business") of Rainbow Industrial Products Corp., a Pennsylvania corporation ("Rainbow"), pursuant to the terms of that certain Asset Purchase Agreement dated November 3, 2000 among Buyer, the Registrant, Rainbow, and Howard and Lee Beth Miller, individuals residing in the State of Pennsylvania ("Owners").

          The purchase price paid for the Ram Business assets consisted of (i) $5.825 million in cash, (ii) a $750,000 unsecured promissory note with an eighteen-month term and bearing interest at nine and one-half percent (9.5%), and (iii) liabilities assumed or incurred to be determined. The aggregate purchase price was determined through negotiations between the Registrant and the Owners.

          The Ram Business is a manufacturer of injection-molded modular plastic conveyor belt and chain, with annual sales of approximately $6 million. The purchased assets consist primarily of equipment, molds, trade accounts receivable, inventory and intellectual property. All of the assets, which are primarily located in Reading, Pennsylvania, will be used in the on-going operations of the Ram Business in a manner consistent with their prior use.

          The funds used for the purchase price were borrowed from the Registrant's primary lenders, led by Comerica Bank-California, a California banking corporation ("Comerica"), pursuant to an Amended and Restated Loan Agreement dated March 5, 1999, as amended on April 21, 1999, November 23, 1999, March 16, 2000 and June 30, 2000
          (collectively, the "Loan Agreement"). Comerica acts as the agent under the Loan Agreement for the financial institutions that are parties thereto.

ITEM 7.   EXHIBITS.

          (c)   EXHIBITS.

                EXHIBIT          DESCRIPTION

                2.1 Asset Purchase Agreement dated November 3, 2000 among the Registrant, Buyer, Rainbow and Owners relating to the purchase of the Ram Business assets by Buyer.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  SUMMA INDUSTRIES,
                                                  a Delaware corporation

Date:  December 6, 2000                           By:    /s/ James R. Swartwout
                                                      --------------------------
                                                         James R. Swartwout
                                                         President


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                                  EXHIBIT INDEX

Exhibit        Description
-------        -----------

2.1 Asset Purchase Agreement dated November 3, 2000 among the Registrant, Buyer, Rainbow and Owners relating to the purchase of the Ram Business assets by Buyer.

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* Exhibit 2.1 contains listings of the schedules and/or exhibits to the exhibit document. The Registrant agrees to furnish supplementally a copy of any such omitted schedule or exhibit to the Securities and Exchange Commission upon request.